EXHIBIT (H)(12)
                                                                 ---------------


                                   Appendix A


As of December 19, 2000, this Appendix A forms a part of the Transfer Agency and Service Agreement dated as of July 19, 1995, as amended, (the "Agreement") between Investors Bank & Trust Company and The DLB Fund Group. As of December 19, 2000, this Appendix A supercedes any previous versions of said Appendix.


Portfolios
----------

The DLB Fixed Income Fund
The DLB Enterprise III Fund
The DLB Value Fund
The DLB Enhanced Index Core Equity Fund (formerly The DLB Disciplined Growth
Fund) The DLB Core Growth Fund The DLB Small Company Opportunities Fund The DLB Stewart Ivory International Fund The DLB Stewart Ivory Emerging Markets Fund The DLB High Yield Fund The DLB Technology Fund The DLB Enhanced Index Value Fund The DLB Enhanced Index Growth Fund The DLB Small Capitalization Value Fund



                                              THE DLB FUND GROUP

                                              By:  /s/ DeAnne B. Dupont
                                                   --------------------
                                              Name:  DeAnne B. Dupont
                                              Title:  Treasurer


                                              INVESTORS BANK & TRUST COMPAY

                                              By:  ________________________
                                              Name:
                                              Title: